UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2004

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2004, Avanir Pharmaceuticals (the "Company") entered into a Stock Purchase Agreement with CDIB Capital Investment America Ltd., a wholly-owned subsidiary of China Development Industrial Bank Inc., pursuant to which the Company issued and sold 2,333,333 shares of Class A common stock at a price of $3.00 per share, for aggregate offering proceeds of approximately $7 million (the "Offering"). The Offering, which closed December 10, 2004, was made pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-114389).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

December 10, 2004	By:	/s/ Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP Finance & CFO